Exhibit 3.3

                        SPECIMEN COMMON STOCK CERTIFICATE


Number                                                               Shares

---------                                                           ---------

                           EWRX INTERNET SYSTEMS, INC.

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


PAR VALUE  $0.001                                          CUSIP NO. 26927N 10 4
COMMON STOCK


THIS CERTIFIES THAT


Is the owner of

 FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 OF

                           EWRX INTERNET SYSTEMS, INC.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


(facsimile signature)                        DATED:
President/CEO
                                             Countersigned and Registered:
(facsimile signature)
Treasurer                                         SIGNATURE STOCK TRANSFER, INC.
                                                  (Dallas, Texas) Transfer Agent

                                             By


                                                            Authorized Signature
                                (Corporate Seal -
                           EWRX Internet Systems, Inc.
                                     Nevada)